UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 24, 2011

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7700 France Ave. S., Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 835-5900

3601 West 76th Street, Minneapolis, Minnesota 55435-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2011, the Board of Directors (the “Board”) of Analysts International Corporation (the “Company”) reconstituted its Nominating and Governance Committee (the “Committee”) such that the Committee membership consists of Brigid A. Bonner and Joseph T. Dunsmore, both of whom have been previously determined by the Board to be “independent” as defined by the listing standards of The Nasdaq Stock Market (“Nasdaq”).

The effect of this reconstitution was to remove Robert E. Woods, a non-independent director, from the Committee.  The removal of Mr. Woods followed an informal inquiry from Nasdaq regarding the Company’s possible noncompliance with Nasdaq Listing Rule 5605(e), which requires independent director oversight of director nominations.

On May 25, 2011, the Company received a written notice from Nasdaq stating that, while the Company had previously not been in compliance with Rule 5605(e), the reconstitution of the Committee such that it now consists solely of independent directors was sufficient for the Company to regain compliance with Rule 5605(e) and that, subject to disclosing receipt of the letter from Nasdaq, the matter is now closed.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2011, Analysts International Corporation (the “Company”) filed a Form 8-K disclosing that on that date Christopher T. Cain had resigned from his employment as Senior Vice President, West Region, effective as of the close of business on June 1, 2011.  At that time, the Company and Mr. Cain had not negotiated or agreed to the terms of Mr. Cain’s separation arrangements.

The Company is filing this Form 8-K to report that the Company and Mr. Cain have entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with an effective date of May 24, 2011.

The Separation Agreement provides, among other things, that Mr. Cain’s resignation from his position of Senior Vice President, West Region of Analysts International will be effective as of the close of business on June 1, 2011.  He will continue to be compensated at his current annual base salary of $210,000 through that date.  As severance compensation Mr. Cain will receive a single, lump sum payment in the amount of $64,140.00.

The Separation Agreement includes a release of all claims arising out of or relating to Mr. Cain’s employment with the Company and the termination of that employment.

In accordance with the requirements of Minnesota law, the Separation Agreement provides that Mr. Cain has the right to revoke the release of claims contained in the agreement within 15 calendar days after signing the agreement, and also provides a concurrent revocation period of seven days after signing the agreement under the federal Age Discrimination in Employment Act.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference as if fully set forth herein

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated as of May 24, 2011, between Analysts International Corporation and Christopher T. Cain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 27, 2011	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated as of May 24, 2011, between Analysts International Corporation and Christopher T. Cain